                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    -----------

                                      FORM 8-K

                                   CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 December 19, 1997
                    (Date of Report - earliest event reported)


                            DURA PHARMACEUTICALS, INC.
              (Exact name of registrant as specified in its charter)

          DELAWARE                     000-19809                95-3645543
(State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation)               File Number)          Identification No.)

      7475 LUSK BOULEVARD, SAN DIEGO, CALIFORNIA                 92121
       (Address of principal executive offices)                 (Zip Code)

         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE IS (619) 457-2553

Item 2.        Acquisition or Disposition of Assets

On December 19, 1997, Dura Pharmaceuticals, Inc. (the "Company" or "Dura") acquired all of the outstanding shares of callable common stock of Spiros Development Corporation ("Spiros Corp."), a separate, private company.
Spiros Corp. was formed in December 1995 to fund the development of a proprietary pulmonary drug delivery system, Spiros-TM-, for use with currently marketed asthma drugs. Dura acquired all of the outstanding shares of Spiros Corp. by giving notice of exercise the purchase option for the Spiros Corp. callable common stock on November 6, 1997. The purchase option was originally acquired in 1995 from Spiros Corp.'s shareholders in exchange for the issuance to such shareholders of warrants to purchase Dura's common stock. The purchase price of $45,707,000 for the outstanding securities of Spiros Corp., consisting of callable common stock and options, was paid by the issuance of 896,606 shares of Dura common stock valued at $43,755,000 and a cash payment of $1,952,000 from Dura's existing cash and cash equivalents. Dura filed a registration statement on Form S-3 with respect to the resale of the shares of Dura common stock issued in payment of the option exercise, which was declared effective on December 18, 1997.

The acquistion was consummated based on the terms set forth in (i) Section 9 of the Purchase Agreement dated December 29, 1995 between Dura, Spiros Corp. and the Spiros Corp. shareholders, (ii) Article IV of the Restated
Certificate of Incorporation of Spiros Corp. and (iii) the Agreement and Plan of Merger dated December 18, 1997 between Dura, Spiros Corp. and SDC Acquisition Corp. ("SDC Acquisition"), a Delaware corporation. The acquistion was effected through the merger of Spiros Corp. with SDC Acquisition, a wholly-owned subsidiary of Dura, which was effective on December 19, 1997. As a result of the acquisition, Spiros Corp. is now a wholly-owned subsidiary of Dura.

The acquisition has been treated as a purchase for accounting purposes and, accordingly, the Company has allocated the purchase price to the fair value of the net assets acquired. The net assets acquired consisted of approximately $1.0 million in cash; accordingly, the excess purchase price over the fair value of the net assets acquired was $44.7 million. This amount was allocated to in-process technology and was expensed by Dura as a one-time non-cash charge in December 1997.

Spiros Corp.'s activities prior to the acquisition consisted of developing Spiros-TM- for use with three existing asthma drugs licensed from Dura. The development activities of Spiros Corp. were being performed and managed under a contract with Dura. Two directors of Spiros Corp. are officers and directors of Dura.

In December 1997, Dura and Spiros Corp. licensed certain rights to specified compounds for use with Spiros-TM- to Spiros Development Corporation II, Inc. ("Spiros Corp. II"), a separate, newly-formed corporation (see Item 5 herein).

The foregoing description of the acquisition is qualified in its entirety by reference to the exhibits attached hereto and incorporated herein by reference.

Item 5.        Other Events

On December 22, 1997, Dura contributed $75.0 million in cash to Spiros Corp. II, and Dura and Spiros Corp. II completed a Public offering of 6,325,000 Units. Each Unit consisted of one share of callable common stock of Spiros Corp. II and one warrant to purchase one-fourth of one share of common stock of Dura. As a result of the offering, warrants to purchase an aggregate of 1,581,250 shares of Dura common stock at $54.84 per share were issued to Spiros Corp. II shareholders. Dura has the right, through December 31, 2002, to purchase all of the shares of Spiros Corp. II callable common stock at predetermined prices, beginning at $24.01 per share, or an aggregate of $151.9 million, through December 31, 1999 and increasing on a quarterly basis thereafter to a maximum of $45.95 per share, or an aggregate of $290.6 million, on December 31, 2002. The purchase option exercise price may be paid in cash or shares of Dura common stock, or any combination of the foregoing, at Dura's sole discretion. In addition, Dura has the option, through specified dates, to acquire Spiros Corp. II's exclusive rights for the use of Spiros with (i) the asthma drug albuterol and (ii) a second asthma drug being developed by Spiros Corp. II, to be selected by Dura. A one-time purchase option expense of $75.0 million, representing the cash contributed to Spiros Corp. II, was recorded by Dura in December 1997. The Company will also record a warrant subscription receivable and a corresponding increase to paid-in capital for the estimated fair value of the warrants issued.

Dura and Spiros Corp. II have entered into certain technology license, development, manufacturing and marketing, and services agreements, under which Spiros Corp. II will contract with Dura for the ongoing development of Spiros with specified asthma drugs. Future payments to be received by Dura from Spiros Corp. II for the development of Spiros will be prorated between contract revenue and the warrant subscription receivable.

The description of the events set forth above is qualified in its entirety by reference to the exhibits which are attached hereto and incorporated herein by reference.

Item 7.        Financial Statements and Exhibits

Listed below are the financial statements and pro forma financial information filed as part of this report on Form 8-K.

     a. Financial Statements of Spiros Development Corporation (a development stage enterprise):

               Independent Auditors' Report

               Balance Sheets as of December 31, 1995 and 1996 and September 30, 1997 (unaudited).

               Statements of Operations for the period December 5, 1995 (date of incorporation) to December 31, 1995, the year ended December 31, 1996, the period December 5, 1995 to December 31, 1996, the nine months ended September 30, 1996 and 1997 (unaudited), and the period December 5, 1995 to September 30, 1997 (unaudited).

               Statements of Cash Flows for the period December 5, 1995 (date of incorporation) to December 31, 1995, the year ended December 31, 1996, the period December 5, 1995 to December 31, 1996, the nine months ended September 30, 1996 and 1997 (unaudited), and the period December 5, 1995 to September 30, 1997 (unaudited).

               Statements of Shareholders' Equity for the period December 5, 1995 (date of incorporation) to December 31, 1995, the year ended December 31, 1996, and the nine months ended September 30, 1997

               Notes to Financial Statements.

          b.   Pro Forma Financial Information:

          The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997 give effect to the acquisition of Spiros Corp. as if it occurred as of September 30, 1997 for the condensed consolidated balance sheet and as of January 1, 1996 for the condensed consolidated statements of operations. These pro forma condensed consolidated financial statements have been prepared by management of Dura based on historical financial statements of Dura and Spiros Corp. and on the assumptions and adjustments as discussed in the accompanying notes to the pro forma condensed consolidated financial statements. The acquisition has been accounted for as a purchase and the pro forma financial information gives effect to the preliminary allocation of the purchase price to the acquired assets of Spiros Corp. The final purchase price allocation will be made at a future date, which may result in adjustments to the preliminary allocation.

          In the opinion of management, all pro forma adjustments necessary to state fairly such pro forma financial information have been made. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what actual results of operations would have been for the periods had the acquisition occurred on the date indicated. In addition, such pro forma financial statements do not purport to indicate the results of future operations or financial position of the Company from the acquisition date forward.

          c.  Exhibits:

          EXHIBIT NO.    DESCRIPTION
          -----------    -----------
          1.1 (a)        U.S. Purchase Agreement dated December 16, 1997 between Dura
                         Pharmaceuticals, Inc. ("Dura"), Spiros Development Corporation
                         II, Inc. ("Spiros Corp. II"), and the underwriters listed on
                         Schedule A thereto.

          1.2 (a)        International Purchase Agreement dated December 16, 1997 between
                         Dura, Spiros Corp. II, and the managers listed on Schedule A thereto.

          2.1 (b)        Purchase Agreement dated December 29, 1995 between Dura, Spiros
                         Development Corporation ("Spiros Corp."), and the entities listed on the schedule of purchasers attached thereto.

          2.2            Agreement and Plan of Merger dated December 18, 1995 between
                         Dura, Spiros Corp. and SDC Acquisition Corp.

          4.1(a)         Amended and Restated Certificate of Incorporation of Spiros
                         Corp. II, filed December 19, 1997 with the Deleware Secretary of
                         State.

          4.2(c)         By-laws of Spiros Corp. II.

          4.3            Purchase Option (included in Exhibit 4.1)

          4.4            Warrant Agreement dated December 22, 1997 between Dura and
                         ChaseMellon Shareholder Services L.L.C., as warrant agent, including form of Warrant.

          4.5            Form of Warrant (included in Exhibit 4.4).

          4.6            Specimen Unit Certificate.

          4.7            Specimen Certificate of Spiros Corp. II Callable Common Stock.

          4.8            Stock Certificate of SDC II Special Shares.

          23.1           Consent of Deloitte & Touche LLP, Independent Auditors.

          99.1           Technology License Agreement dated December 22, 1997 between
                         Dura, Dura Delivery Systems, Inc., Spiros Corp. and Spiros
                         Corp. II.

          99.2           Development Agreement dated December 22, 1997 between Dura and
                         Spiros Corp. II.

          99.3           Albuterol and Product Option Agreement dated December 22, 1997, between Dura and Spiros Corp. II.

          99.4           Manufacturing and Marketing Agreement dated December 22, 1997, between Dura and Spiros Corp. II.

          99.5           Services Agreement dated December 22, 1997, between Dura and
                         Spiros Corp. II.

          99.6           Press Release dated October 10, 1997.

          99.7           Press Release dated December 17, 1997.

          (a)   Incorporated by reference to Schedule 13D filed by Dura on January 2,
                1998.

          (b)   Incorporated by reference to the Company's Current Report on Form 8-K dated December 29, 1995, as filed on January 9, 1996.

          (c)   Incorporated by reference to the Company's Registration Statement on
                Forms S-1/S-3, filed October 10, 1997, as amended.


INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Spiros Development Corporation:

We have audited the accompanying balance sheets of Spiros Development Corporation (a development stage enterprise) (the "Company") as of December 31, 1995 and 1996, the related statements of operations, shareholders' equity and cash flows for the period December 5, 1995 (date of incorporation) to December 31, 1995, the year ended December 31, 1996 and for the period from December 5, 1995 (date of incorporation) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the period December 5, 1995 (date of incorporation) to December 31, 1995, the year ended December 31, 1996, and for the period from December 5, 1995 (date of incorporation) to December 31, 1996 in conformity with generally accepted accounting principles.

The Company is in the development stage as of December 31, 1996. As discussed in Note 1 to the financial statements, the Company has yet to complete product development, obtain required regulatory approvals, or verify the market acceptance and demand for its products. As discussed in Note 7 to the financial statements, on December 19, 1997 Dura Pharmaceuticals, Inc. acquired all of the callable common stock of the Company.

/s/ DELOITTE & TOUCHE LLP


San Diego, California
March 21, 1997 (December 19, 1997 as to Note 7)

                         SPIROS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS

                                                                            DECEMBER 31,
                                                                    -----------------------------
                                                                        1995            1996       SEPTEMBER 30, 1997
                                                                    -------------  --------------  ------------------
                                                                                                       (UNAUDITED)
                                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.......................................  $  26,966,535  $   10,628,486  $      718,250
  Short-term investments..........................................      8,040,807      13,188,559       4,132,341
                                                                    -------------  --------------  --------------
      Total assets................................................  $  35,007,342  $   23,817,045  $    4,850,591
                                                                    -------------  --------------  --------------
                                                                    -------------  --------------  --------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Account payable to Dura Pharmaceuticals, Inc....................  $     413,078  $    2,234,293  $    2,325,013
  Accrued liabilities.............................................        400,000           8,153           8,153
                                                                    -------------  --------------  --------------
      Total liabilities...........................................        813,078       2,242,446       2,333,166
                                                                    -------------  --------------  --------------

SHAREHOLDERS' EQUITY:
  Callable common stock, $.001 par value, authorized--
    1,073,334 shares; issued and outstanding--933,334 shares......            933             933             933
  Additonal paid-in capital.......................................     40,423,656      40,641,121      40,641,121
  Callable common stock subscription receivable...................     (6,000,000)
  Unrealized gain (loss) on short-term investments................         (1,866)         14,507           1,461
  Deficit accumulated during the development stage................       (228,459)    (19,081,962)    (38,126,090)
                                                                    -------------  --------------  --------------
      Total shareholders' equity..................................     34,194,264      21,574,599       2,517,425
                                                                    -------------  --------------  --------------
      Total liabilities and shareholders' equity .................  $  35,007,342  $   23,817,045  $    4,850,591
                                                                    -------------  --------------  --------------
                                                                    -------------  --------------  --------------

                See accompanying notes to financial statements.

                         SPIROS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

                                      DECEMBER 5,                       DECEMBER 5,                                    DECEMBER 5,
                                        1995                               1995                                           1995
                                      (DATE OF                           (DATE OF                                      (DATE OF
                                   INCORPORATION)                     INCORPORATION)      NINE MONTHS ENDED         INCORPORATION)
                                         TO          YEAR ENDED             TO              SEPTEMBER 30,                 TO
                                     DECEMBER 31,   DECEMBER 31,       DECEMBER 31,    -------------------------     SEPTEMBER 30,
                                        1995           1996                1996             1996         1997            1997
                                    -------------   -----------       -------------    -----------  ------------     ------------
                                                                                       (Unaudited)  (Unaudited)       (Unaudited)
REVENUES:
  Contract.......................                    $   200,000      $    200,000                                  $    200,000
  Interest.......................     $   9,188        1,788,419         1,797,607   $  1,444,098  $    687,954        2,485,561
                                      ---------      -----------      ------------   ------------  ------------     ------------
      Total revenues.............         9,188        1,988,419         1,997,607      1,444,098       687,954        2,685,561
                                      ---------      -----------      ------------   ------------  ------------     ------------

EXPENSES:
  Research and
    development..................       237,647       16,173,971        16,411,618     11,535,823    14,862,718       31,274,336
  General and
    administrative...............                      4,666,292         4,666,292      2,510,807     4,869,364        9,535,656
  Income taxes...................                          1,659             1,659                                         1,659
                                      ---------     ------------      ------------   ------------  ------------     ------------
      Total expenses.............       237,647       20,841,922        21,079,569     14,046,630    19,732,082       40,811,651
                                      ---------     ------------      ------------   ------------  ------------     ------------

NET LOSS.........................     $(228,459)    $(18,853,503)     $(19,081,962)  $(12,602,532) $(19,044,128)    $(38,126,090)
                                      ---------     ------------      ------------   ------------  ------------     ------------
                                      ---------     ------------      ------------   ------------  ------------     ------------

                See accompanying notes to financial statements.

                         SPIROS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS


                                                                                                                  DECEMBER 5, 1995
                                  DECEMBER 5, 1995                    DECEMBER 5, 1995     NINE MONTHS ENDED          (DATE OF
                                     (DATE OF                             (DATE OF            SEPTEMBER 30,        INCORPORATION)
                                  INCORPORATION) TO    YEAR ENDED     INCORPORATION) TO ------------------------         TO
                                  DECEMBER 31, 1995 DECEMBER 31, 1996 DECEMBER 31, 1996     1996        1997     SEPTEMBER 30, 1997
                                  ----------------- ----------------- ----------------- -----------  ----------- ------------------
                                                                                        (UNAUDITED)  (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES:
  Net loss.........................   $  (228,459)      $ (18,853,503)  $(19,081,962)  $(12,602,532) $(19,044,128)  $(38,126,090)
  Adjustments to reconcile net
    loss to net cash provided by
    (used for) operating
    activities:
    Compensation expense--stock
      options......................                            242,075       242,075        242,075                      242,075
    Changes in assets and
      liabilities:
      Account payable..............        237,647           1,996,646     2,234,293      1,478,831        90,719      2,325,012
      Accrued liabilities..........                              8,153         8,153         10,118                        8,153
                                     -------------      --------------  ------------     ----------  ------------     ----------
        Net cash provided by
          (used for) operating
          activities...............          9,188         (16,606,629)  (16,597,441)   (10,871,508)  (18,953,409)   (35,550,850)
                                     -------------      --------------  ------------     ----------  ------------     ----------
INVESTING ACTIVITIES:
  Purchases of short-term
    investments....................     (8,042,673)        (31,068,586)  (39,111,259)   (25,068,590)   (3,177,612)   (42,288,871)
  Sales and maturities of
    short-term investments.........                         25,937,207    25,937,207     16,820,942    12,220,785     38,157,992
                                     --------------     --------------   -----------     ----------   -----------     ----------
        Net cash provided by (used for)
          investing activities.....     (8,042,673)         (5,131,379)  (13,174,052)    (8,247,648)    9,043,173     (4,130,879)
                                     --------------     --------------   -----------     ----------   -----------     ----------
FINANCING ACTIVITIES:
  Net proceeds from issuance of
    callable common stock..........     21,424,589           5,975,390    27,399,979      5,975,390                   27,399,979
  Increase (decrease) in accrued
    issuance costs.................        575,431            (575,431)                    (575,431)
  Contributions from Dura
    Pharmaceuticals, Inc...........     13,000,000                        13,000,000                                  13,000,000
                                     --------------     --------------   -----------     ----------   -----------     ----------
        Net cash provided by
          financing activities.....     35,000,020           5,399,959    40,399,979      5,399,959           --      40,399,979
                                     --------------     --------------   -----------     ----------   -----------     ----------
NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS........     26,966,535         (16,338,049)   10,628,486    (13,719,197)   (9,910,236)       718,250

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD..............            --           26,966,535           --      26,966,535    10,628,486            --
                                     --------------     --------------   -----------     ----------   -----------     ----------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD...........................    $26,966,535       $  10,628,486   $10,628,486    $13,247,338   $   718,250     $  718,250
                                     --------------     --------------   -----------     ----------   -----------     ----------
                                     --------------     --------------   -----------     ----------   -----------     ----------

                See accompanying notes to financial statements.

                         SPIROS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                             CALLABLE                   DEFICIT
                                              CALLABLE                        COMMON     UNREALIZED   ACCUMULATED
                                            COMMON STOCK       ADDITIONAL     STOCK      GAIN (LOSS)   DURING THE
                                       ----------------------   PAID-IN    SUBSCRIPTION      ON       DEVELOPMENT
                                        SHARES      AMOUNT      CAPITAL     RECEIVABLE   INVESTMENTS     STAGE          TOTAL
                                       ---------  -----------  ----------  ------------  -----------  ------------   -----------

BALANCE, DECEMBER 5, 1995
  (Date of Incorporation)............
Issuance of callable common stock,
  net................................    933,334   $     933   $27,423,656  $(6,000,000)                             $21,424,589
Contribution from Dura
  Pharmaceuticals, Inc...............                          13,000,000                                             13,000,000
Unrealized loss on
  available-for-sale short-term
  investments........................                                                     $  (1,866)                      (1,866)
Net loss.............................                                                                  $ (228,459)      (228,459)
                                       ---------       -----   ----------  ------------  -----------  ------------   -----------
BALANCE, DECEMBER 31, 1995...........    933,334         933   40,423,656   (6,000,000)      (1,866)     (228,459)    34,194,264
Collection of callable common stock
  subscription receivable............                                        6,000,000                                 6,000,000
Additional issuance costs incurred
  during 1996........................                             (24,610)                                               (24,610)
Unrealized gain on available-for-sale
  short-term investments.............                                                        16,373                       16,373
Compensation expense--stock
  options............................                             242,075                                                242,075
Net loss.............................                                                                  (18,853,503)  (18,853,503)
                                       ---------       -----   ----------  ------------  -----------  ------------   -----------
BALANCE, DECEMBER 31, 1996...........    933,334         933    40,641,121          --       14,507    (19,081,962)   21,574,599
UNAUDITED:
Unrealized loss on available-for-sale
  short-term investments.............                                                       (13,046)                     (13,046)
Net loss.............................                                                                  (19,044,128)  (19,044,128)
                                       ---------       -----   ----------  ------------  -----------  ------------   -----------
BALANCE, SEPTEMBER 30, 1997..........    933,334   $     933   $40,641,121  $       --    $   1,461   ($38,126,090)  $ 2,517,425
                                       ---------       -----   ----------  ------------  -----------  ------------   -----------
                                       ---------       -----   ----------  ------------  -----------  ------------   -----------

                See accompanying notes to financial statements.

                         SPIROS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

1.  THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

    THE COMPANY--Spiros Development Corporation (the "Company") was incorporated on December 5, 1995 for the purpose of funding the development of Spiros, a proprietary drug delivery system licensed to the Company from Dura Pharmaceuticals, Inc. ("Dura"). Through a series of license, development, and management agreements with Dura, the Company is developing Spiros and the use of Spiros with three leading asthma drugs: albuterol, beclomethasone, and ipratropium (the "Compounds") (see Notes 3 and 4). Two members of the Company's board of directors are officers of Dura.

    BASIS OF ACCOUNTING--The Company is currently engaged in the development of Spiros products and has yet to complete product development, obtain required regulatory approvals, or verify the market acceptance and demand for its products. Accordingly, its activities have been accounted for as those of a "development stage enterprise" as set forth in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a "development stage enterprise" and that the Statements of Operations, Shareholders' Equity, and Cash Flows disclose activities since the date of the Company's inception.

    At December 31, 1996, the Company had working capital of $21.6 million. The Company estimates that these funds will be sufficient to fund product development through 1997. However, completion of the Company's planned development of Spiros with the Compounds will require additional funding.

    CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS--The Company considers cash equivalents to include only highly liquid securities with an original maturity of three months or less. Short-term investments consist of government securities, corporate bonds, and commercial paper which management has classified as available-for-sale in the accompanying financial statements (Note
2). Such investments are carried at fair value, with unrealized gains and losses reported as a separate component of shareholders' equity.

    CONCENTRATION OF CREDIT RISK--The Company invests its excess cash in U.S. Government securities and debt instruments of financial institutions and corporations with strong credit ratings. The Company has established guidelines relative to diversification of its cash investments and their maturities, which are designed to maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates. The Company has not experienced any significant losses on its cash equivalents or short-term investments.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and related notes. Changes in those estimates may affect amounts reported in future periods.

    ACCOUNTING FOR STOCK-BASED COMPENSATION--In 1996, the Company elected to adopt only the disclosure provisions of the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Therefore, the adoption of this standard did not have an effect on the Company's financial position or results of operations (see Note 5).

    INTERIM FINANCIAL INFORMATION--The financial statements as of September 30, 1997, for the nine months ended September 30, 1996 and 1997, and for the period from December 5, 1995 (date of incorporation) to September 30, 1997 are unaudited. These financial statements reflect all adjustments, consisting only of normal recurring adjustments which, in the opinion of management, are necessary to fairly present the Company's financial position as of September 30, 1997, the results of its operations for the nine months ended September 30, 1996 and 1997, and the results of operations from December 5, 1995 (date of incorporation) to September 30, 1997. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

                         SPIROS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  SHORT-TERM INVESTMENTS

    The following is a summary of short-term investments:

                                                                    UNREALIZED     ESTIMATED
                                                                       GAINS         FAIR
                                                         COST        (LOSSES)        VALUE
                                                     -------------  -----------  -------------
DECEMBER 31, 1995:

Corporate obligations..............................  $   8,042,673   $  (1,866)  $   8,040,807

DECEMBER 31, 1996:

Corporate obligations..............................  $  13,174,052   $  14,507   $  13,188,559

    At December 31, 1996, all short-term investments mature within one year.

3.  SHAREHOLDERS' EQUITY

    On December 29, 1995, the Company completed a private placement of 933,334 units. Each unit sold for $30 and consisted of 1 share of the Company's callable common stock and a Series S warrant to purchase 2.4 shares of Dura's common stock. Net proceeds to the Company totaled $27.4 million. The Company also received a $13 million contribution from Dura. In exchange for this contribution and the Series S warrants, Dura has the right ("Spiros Purchase Option") through December 31, 1999, to purchase all of the outstanding shares of the Company's callable common stock at predetermined prices. The purchase price is $46.88 per share through December 31, 1997 and increases on a quarterly basis thereafter to a maximum of $76.17 per share on December 31, 1999. Based on shares outstanding and shares reserved for options outstanding at December 31, 1996, the aggregate purchase price would be $49.8 million through December 31, 1997 to a maximum of $80.8 million on December 31, 1999. The purchase price may be paid, at Dura's discretion, in cash, shares of Dura common stock, or a combination thereof. Dura has no legal obligation to exercise the Spiros Purchase Option.

    In addition, Dura has the option through specific dates to acquire the Company's exclusive rights for the use of albuterol with the cassette version of Spiros ("Albuterol Purchase Option") for a minimum purchase price of $15 million. If Dura exercises the Albuterol Purchase Option and does not exercise its Spiros Purchase Option, Dura will pay a royalty to the Company on net sales of such product. (See Note 7.)

4.  LICENSE, ROYALTY AND DEVELOPMENT AGREEMENTS

    DURA PHARMACEUTICALS, INC.--In connection with the December 29, 1995 private placement, the Company also entered into certain other agreements with Dura which are summarized as follows:

        TECHNOLOGY LICENSE AGREEMENT--Under this agreement, Dura granted to the Company, subject to existing agreements with Mitsubishi Chemical Corporation, a royalty-bearing, perpetual, exclusive license to use Spiros in connection with the Compounds, certain off-patent proteins and compounds, and certain non-exclusive rights to other compounds. This agreement expires upon exercise by Dura of the Spiros Purchase Option and prior to such expiration, Dura may exercise the Albuterol Purchase Option under terms set forth in the agreement.

        INTERIM MANUFACTURING AND MARKETING AGREEMENT--Under this agreement, the Company granted to Dura an exclusive license to manufacture and market Spiros Corp. products in the U.S. in exchange for a royalty of 10.0% on net product sales, as defined. Such agreement expires upon exercise or termination of the Spiros Purchase Option.

                         SPIROS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4.  LICENSE, ROYALTY AND DEVELOPMENT AGREEMENTS (CONTINUED)

        DEVELOPMENT AND MANAGEMENT AGREEMENT--Under this agreement, the Company has engaged Dura to develop the Company's products and provide general management services to the Company. The Company reimburses Dura for (1) all direct development costs plus a fee equal to 25% of all such costs and (2) indirect development costs plus a fee equal to 15% of such costs. The Agreement requires the Company to make payments to Dura for costs made on behalf of the Company within 15 days after the month end in which the costs were incurred. Fees paid to Dura for development of products and general management services were $237,647, $20,598,188 and $20,835,835 for the period December 5, 1995 (date of incorporation) to December 31, 1995, the year ended December 31, 1996, and the period from December 5, 1995 (date of incorporation) through December 31, 1996, respectively.

    MITSUBISHI CHEMICAL CORPORATION ("MCC")--The Company has entered into a license and supply agreement with MCC whereby MCC was granted a license to use and sell Spiros with certain compounds in defined territories located in Asia. Under the agreement, the Company is developing formulations of the compounds for use with Spiros, as well as a process to manufacture such products. The Company is entitled to development payments upon achieving specified milestones. Contract revenue under the agreement is recognized as performance requirements are met. Contract revenue of $200,000 was recorded during the year ended December 31, 1996.

5.  STOCK OPTION PLAN

    Under the 1996 Stock Option Plan (the "Plan"), the Company may grant options to purchase up to 140,000 shares of the Company's callable common stock to employees, directors, and consultants who provide services to the Company at prices not less than 85% of the fair value of a share of callable common stock. These options generally expire ten years from the date of the grant. Unexercised options generally terminate upon the execution of a corporate transaction, as defined in the plan agreement. Shares issued upon the exercise of options are subject to certain restrictions regarding their disposition.

    No options were granted during the period ended December 31, 1995. During the year ended December 31, 1996, options to purchase 128,000 shares were granted at a weighted average exercise price of $31.52, all of which remained outstanding at December 31, 1996. Each of the options was fully exercisable upon the date of the grant. The options granted have exercise prices ranging from $30.00 to $33.87 and had a weighted average remaining contractual life of 9.25 years at December 31, 1996. In accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for stock options granted to employees and, accordingly, no compensation cost has been recognized for stock options granted to employees. In accordance with SFAS 123, options granted to non-employees are accounted for based on their estimated fair value at grant date. During the year ended December 31, 1996, 73,000 options were granted to non-employees for which the Company recorded compensation expense of $242,075. If the Company had elected to recognize compensation cost for options granted to employees based on the fair value of the options granted at the grant date, net loss for the year ended December 31, 1996 would have been increased by $193,935. The estimated weighted average fair value at grant date for options granted during 1996 was $3.41. The fair value of options at the date of grant was estimated using the Black-Scholes option-pricing model with the following assumptions:

                         SPIROS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Expected dividend yield............................................       None
Risk-free interest rate............................................       5.8%
Expected life of options...........................................    2 years

6.  INCOME TAXES

    Deferred taxes represent the net tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax assets at December 31, 1996 are as follows:

Net operating loss carryforwards................................  $6,281,973
Research costs capitalized for tax purposes.....................     977,897
Research credit carryforwards...................................     603,720
                                                                  ----------

Total deferred tax assets.......................................   7,863,590
Valuation allowance for deferred tax assets.....................  (7,863,590)
                                                                  ----------
    Net deferred tax assets.....................................  $        0
                                                                  ----------

    The Company has provided a valuation allowance against deferred tax assets due to uncertainties as to their ultimate realization. At December 31, 1996, the Company had federal net operating loss carryforwards totaling approximately $18.2 million which begin to expire in 2010.

7.  EXERCISE OF SPIROS PURCHASE OPTION BY DURA PHARMACEUTICALS, INC.
    (UNAUDITED)

    On December 19, 1997, Dura acquired all of the Company's callable common stock. The purchase price of $45.7 million was paid through the issuance of 896,606 shares of Dura common stock valued at $43.8 million and $1.9 million in cash.

DURA PHARMACEUTICALS, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 1997
IN THOUSANDS
--------------------------------------------------------------------------------



                                                                          Spiros         Purchase          Pro Forma
ASSETS                                                    Dura             Corp.        Adjustments      Consolidated
                                                     --------------    -------------    ------------     -------------
Current Assets:
  Cash, cash equivalents, and short-term investments  $    454,710      $     4,851      $  (1,952) (2b)  $   457,609
  Other current asssets                                     43,707                          (2,325) (2a)       41,382

                                                     --------------    -------------    ------------     -------------
         Total current assets                              498,417            4,851         (4,277)           498,991

Property                                                    44,148                                             44,148
License Agreements and Product Rights                      248,743                                            248,743
Other Non-Current Assets                                    29,797                                             29,797

                                                     --------------    -------------    ------------     -------------
         Total                                        $    821,105      $     4,851      $  (4,277)       $   821,679
                                                     --------------    -------------    ------------     -------------
                                                     --------------    -------------    ------------     -------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities            $     38,193      $     2,333      $  (2,325) (2a)  $    38,201
  Current portion of long-term obligations                   2,948                                              2,948
                                                     --------------    -------------    ------------     -------------
         Total current liabilities                          41,141            2,333         (2,325)            41,149

Convertible Subordinated Notes                             287,500                                            287,500
Other Non-Current Liabilities                               10,167                                             10,167
                                                     --------------    -------------    ------------     -------------

         Total liabilities                                 338,808            2,333         (2,325)           338,816
                                                     --------------    -------------    ------------     -------------

Shareholders' Equity:
  Common stock                                                  44                1            -    (2b)          45
  Additional paid-in capital                               533,003           40,641          3,113  (2b)     576,757
  Accumulated deficit                                      (49,597)         (38,126)        (6,411) (2b,c)   (94,134)
  Unrealized gain on investments                               195                2             (2) (2b)         195
  Warrant subscriptions receivable                          (1,348)                          1,348  (2c)
                                                     --------------    -------------    ------------     -------------
         Total shareholders' equity                        482,297            2,518         (1,952)          482,863
                                                     --------------    -------------    ------------     -------------
        Total                                         $    821,105      $     4,851      $  (4,277)      $   821,679
                                                     --------------    -------------    ------------     -------------
                                                     --------------    -------------    ------------     -------------

See accompanying notes to pro forma condensed consolidated financial statements.

DURA PHARMACEUTICALS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 1996
IN THOUSANDS, EXCEPT PER SHARE DATA
--------------------------------------------------------------------------------


                                                                      Spiros     Purchase              Pro Forma
                                                           Dura        Corp.    Adjustments           Consolidated
                                                        ---------    ---------  -----------           ------------
REVENUES:
   Sales                                                $  79,563                                      $   79,563
   Contract                                                24,556    $     200    $  (19,138) (3a)          5,618
                                                        ---------    ---------    ----------           ----------
                Total revenues                            104,119          200       (19,138)              85,181
                                                        ---------    ---------    ----------           ----------

OPERATING COSTS AND EXPENSES:
   Cost of sales                                           21,301                                          21,301
   Clinical, development and regulatory                    18,540       16,174       (16,174) (3b)         18,540
   Selling, general and administrative                     42,631        4,666        (4,666) (3b)         42,631
                                                        ---------    ---------    ----------           ----------
                Total operating costs and expenses         82,472       20,840       (20,840)              82,472
                                                        ---------    ---------    ----------           ----------

OPERATING INCOME (LOSS)                                    21,647      (20,640)        1,702                2,709
                                                        ---------    ---------    ----------           ----------
OTHER:
   Interest income                                          6,897        1,788                              8,685
   Interest expense                                          (677)                                           (677)
                                                        ---------    ---------    ----------           ----------
                Total other                                 6,220        1,788                              8,008
                                                        ---------    ---------    ----------           ----------

INCOME (LOSS) BEFORE INCOME TAXES                          27,867      (18,852)        1,702               10,717
PROVISION FOR INCOME TAXES                                  3,539            2        (2,625) (3c)            916
                                                        ---------    ---------    ----------           ----------
NET INCOME (LOSS)                                       $  24,328   $  (18,854)   $    4,327           $    9,801
                                                        ---------    ---------    ----------           ----------
                                                        ---------    ---------    ----------           ----------

NET INCOME PER SHARE                                    $    0.60                                      $     0.24
                                                        ---------                                      ----------
                                                        ---------                                      ----------
WEIGHTED AVERAGE NUMBER OF
  COMMON AND COMMON EQUIVALENT
  SHARES                                                   40,479                                          41,376
                                                        ---------                                      ----------
                                                        ---------                                      ----------

See accompanying notes to pro forma condensed consolidated financial statements.

DURA PHARMACEUTICALS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
IN THOUSANDS, EXCEPT PER SHARE DATA
--------------------------------------------------------------------------------


                                                                  Spiros         Purchase               Pro Forma
                                                   Dura            Corp.        Adjustments            As Adjusted
                                               ------------    ------------    -------------          ------------
REVENUES:
Sales                                           $  105,437                                             $  105,437
Contract                                            22,430                     $   (18,331) (3a)            4,099
                                               ------------    ------------    ------------           ------------
         Total revenues                            127,867          -              (18,331)               109,536
                                               ------------    ------------    ------------           ------------

OPERATING COSTS AND EXPENSES:
Cost of sales                                       23,373                                                 23,373
Clinical, development and regulatory                18,160      $   14,863         (14,863) (3b)           18,160
Selling, general and administrative                 49,485           4,869          (4,869) (3b)           49,485
                                               ------------    ------------    ------------           ------------
 Total operating costs and expenses                 91,018          19,732         (19,732)                91,018
                                               ------------    ------------    ------------           ------------

OPERATING INCOME (LOSS)                             36,849         (19,732)          1,401                 18,518
                                               ------------    ------------    ------------           ------------

OTHER:
 Interest income                                    11,434             688                                 12,122
 Interest expense                                   (2,531)                                                (2,531)
                                               ------------    ------------    ------------           ------------
         Total other                                 8,903             688             -                    9,591
                                               ------------    ------------    ------------           ------------

INCOME (LOSS) BEFORE INCOME TAXES                   45,752         (19,044)          1,401                 28,109
PROVISION FOR INCOME TAXES                          16,357                          (7,057) (3c)            9,300

                                               ------------    ------------    ------------           ------------
NET INCOME (LOSS)                               $   29,395      $  (19,044)     $    8,458             $   18,809
                                               ------------    ------------    ------------           ------------
                                               ------------    ------------    ------------           ------------

NET INCOME PER SHARE                            $     0.62                                             $     0.39
                                               ------------                                           ------------
                                               ------------                                           ------------
WEIGHTED AVERAGE NUMBER OF
 COMMON AND COMMON EQUIVALENT
 SHARES                                             47,392                                                 48,289
                                               ------------                                           ------------
                                               ------------                                           ------------

See accompanying notes to pro forma condensed consolidated financial statements.

Dura Pharmaceuticals, Inc.
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

1.  On December 19, 1997, Dura Pharmaceuticals, Inc. (the "Company" or
    "Dura") acquired all of the outstanding shares of callable common stock of Spiros Development Corporation ("Spiros Corp") for an aggregate purchase price of $45,707,000. The purchase price was paid through the issuance of 896,606 shares of Dura common stock and a cash payment of $1,952,000. The acquisition has been accounted for as a purchase business combination. Dura has initially assigned the estimated aggregate excess of cost over the fair value of net assets acquired to in-process technology. The charge to earnings for in-process technology has not been reflected in the pro forma condensed consolidated statements of operations as it is non-recurring, but is reflected in the pro forma condensed consolidated balance sheet.

2. The pro forma condensed consolidated balance sheet includes the adjustments necessary as if the purchase of Spiros Corp. had occurred on September 30, 1997. The adjustments are summarized as follows (dollars in thousands):

    (a)  To eliminate intercompany accounts payable and receivable.

         Accounts payable and accrued liabilities     $  2,325
         Other current assets                                     $  2,325

    (b) To record the issuance of 896,606 shares of the Company's common stock valued at $43,755 and a cash payment of $1,952 for the acquisition of Spiros Corp., the elimination of Spiros Corp.'s equity accounts, and a charge to earnings resulting from the allocation of acquisition cost to in-process technology.

         Accumulated deficit                          $ 43,189
         Additional paid-in capital                     40,641
         Common stock                                        1
         Unrealized gain on investments                      2

         Cash                                                         $  1,952
         Additional paid-in capital                                     43,754
         Common stock                                                        1
         Accumulated deficit                                            38,126

    (c)  To eliminate warrant subscriptions receivable.

         Accumulated deficit                                          $  1,348
                                                                      --------
         Warrant subscriptions receivable                             $  1,348


3. The pro forma condensed consolidated statements of operations include the adjustments necessary to reflect the purchase of Spiros Corp. as if it had occurred on January 1, 1996. The pro forma adjustments are summarized as follows (dollars in thousands):

    For the year ended December 31, 1996:

    (a) To eliminate contract revenue recognized by the Company related to activities conducted on behalf of Spiros Corp. Because a pro rata portion of the amounts paid by Spiros Corp. to the Company is allocated to warrant subscriptions receivable, the contract revenue recognized by the Company does not equal the total research and development and general and
    administrative expenses recorded by Spiros Corp.             $ 19,138

    (b) To eliminate research and development and general and administrative expenses recognized by Spiros Corp. related to activities conducted by the Company.

         Clinical, development and regulatory                  $ 16,174
         General and administrative                               4,666

    (c) To record the reduction in the provision for income taxes related to the decrease in income before income taxes resulting from the combination of the Company and Spiros Corp. (see further discussion
    below).                                                    $  2,625

    For the nine months ended September 30, 1997:

    (a) To eliminate contract revenue recognized by the Company related to activities conducted on behalf of Spiros Corp. Because a pro rata portion of the amounts paid by Spiros Corp. to the Company is allocated to warrant subscriptions receivable, the contract revenue recognized by the Company does not equal the total research and development and general and
    administrative expenses recorded by Spiros Corp.           $ 18,331

    (b) To eliminate research and development and general and administrative expenses recognized by Spiros Corp. related to activities conducted by the Company.

         Clinical, development and regulatory                  $ 14,863
         General and administrative                               4,869

    (c) To record the reduction in the provision for income taxes related to the decrease in income before income taxes resulting from the combination of the Company and Spiros Corp. (see further discussion
    below).                                                    $  7,057

    No income tax benefit was recognized by Spiros Corp. in its historical financial statements for the increase in its deferred tax assets due to the uncertainty regarding its ability to realize those assets. Accordingly, the pro forma adjustments for the provision for income taxes for the year ended December 31, 1996 and the nine months ended September 30, 1997 were determined by combining the results of operations of Spiros Corp. with those of the Company for the respective periods and calculating the provision for income taxes as if the Company had acquired Spiros Corp. on January 1, 1996.

    The weighted average number of shares used to calculate pro forma net income per share for the year ended December 31, 1996 and the nine months ended September 30, 1997 is based on the historical weighted average shares outstanding for the Company for the respective periods adjusted to reflect as of January 1, 1996 the assumed issuance of 896,606 shares of the Company's common stock as discussed in Note 1.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DURA PHARMACEUTICALS, INC.




Date: January 5, 1998                  /s/ Mitchell R. Woodbury
                                       --------------------------------------
                                       Sr. Vice President and General Counsel

                              DURA PHARMACEUTICALS, INC.
                                       FORM 8-K
                                    EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION
-----------    -----------

1.1 (a) U.S. Purchase Agreement dated December 16, 1997 between Dura Pharmaceuticals, Inc. ("Dura"), Spiros Development Corporation II, Inc. ("Spiros Corp. II"), and the underwriters listed on Schedule A thereto.

1.2 (a) International Purchase Agreement dated December 16, 1997 between Dura, Spiros Corp. II, and the managers listed on Schedule A thereto.

2.1 (b) Purchase Agreement dated December 29, 1995 between Dura, Spiros Development Corporation ("Spiros Corp."), and the entities listed on the schedule of purchasers attached thereto.

2.2 Agreement and Plan of Merger dated December 18, 1995 between Dura, Spiros Corp. and SDC Acquisition Corp.

4.1(a) Amended and Restated Certificate of Incorporation of Spiros Corp. II, filed December 19, 1997 with the Deleware Secretary of State.

4.2(c)         By-laws of Spiros Corp. II.

4.3            Purchase Option (included in Exhibit 4.1)

4.4 Warrant Agreement dated December 22, 1997 between Dura and ChaseMellon Shareholder Services L.L.C., as warrant agent, including form of Warrant.

4.5            Form of Warrant (included in Exhibit 4.4).

4.6            Specimen Unit Certificate.

4.7            Specimen Certificate of Spiros Corp. II Callable Common Stock.

4.8            Stock Certificate of SDC II Special Shares.

23.1           Consent of Deloitte & Touche LLP, Independent Auditors.

99.1 Technology License Agreement dated December 22, 1997 between Dura, Dura Delivery Systems, Inc., Spiros Corp. and Spiros Corp. II

99.2 Development Agreement dated December 22, 1997 between Dura and Spiros Corp. II.

99.3 Albuterol and Product Option Agreement dated December 22, 1997, between Dura and Spiros Corp. II.

99.4 Manufacturing and Marketing Agreement dated December 22, 1997, between Dura and Spiros Corp. II.

99.5           Services Agreement dated December 22, 1997, between Dura and
               Spiros Corp. II.

99.6           Press Release dated October 10, 1997.

99.7           Press Release dated December 17, 1997.

(a)    Incorporated by reference to Schedule 13D filed by Dura on January 2,
       1998.

(b) Incorporated by reference to the Company's Current Report on Form 8-K dated December 29, 1995, as filed on January 9, 1996.

(c) Incorporated by reference to the Company's Registration Statement on Forms S-1/S-3, filed October 10, 1997, as amended.